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                                                                   Exhibit 10.31

                          IKON OFFICE SOLUTIONS, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN
              (as amended and restated effective January 1, 1998)


     1. Purpose. The purpose of the IKON Office Solutions, Inc. Executive Deferred Compensation Plan is to permit certain eligible employees of IKON Office Solutions, Inc. to defer a portion of their compensation and to participate in a program under which they are provided income at a specified time in the future. The program is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees.

     2. Definition. Unless the context otherwise requires, the following words as used herein shall have the following meanings:

         (a) "Administrator" shall mean the person or persons so designated and acting under Paragraph 16 hereof.

         (b) "Compensation" shall mean all salaries and bonuses payable by IKON and all shares of IKON common stock or cash payable pursuant to awards under the LTIP, but shall not include company contributions under IKON's Partners' Stock Purchase Plan or the IKON Retirement Savings Plan or any fringe benefits.

         (c) "Effective Date" shall mean January 1, 1998, the effective date of this amended and restated Plan. The rights of a Participant whose participation in the Plan commenced prior to the Effective Date and who remains a Participant on the Effective Date shall be governed by the terms of the amended and restated Plan as set forth herein.

         (d) "Election Form" shall mean the election form executed by each Participant and IKON setting forth certain information relating to the Participant's participation in the Plan.

         (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (f) "IKON" shall mean IKON Office Solutions, Inc., an Ohio corporation, formerly known as Alco Standard Corporation.

         (g) "LTIP" shall mean IKON's Long Term Incentive Compensation Plan, as amended from time to time.

         (h) "Participant" shall mean any person employed by IKON who is eligible, and who has elected, to participate in the Plan.
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         (i) "Plan" shall mean the IKON Office Solutions, Inc. Executive
Deferred Compensation Plan, as amended from time to time.

         (j) "Plan Year" shall mean the period beginning on January 1 and ending on December 31 of each year.

     3. Participation. Any person who (a) is employed by IKON, (b) is holding an unvested award under the LTIP and (c) is a United States taxpayer shall be eligible to participate herein. A person eligible under this Paragraph 3 shall become a Participant by executing an Election Form and such other forms as may be required by the Administrator.

     4. Deferral of Compensation. Prior to the Effective Date and prior to the beginning of each Plan Year during the term of the Plan, an employee who meets the eligibility requirements of Paragraph 3 may irrevocably elect to defer or forgo a portion of his Compensation for the following Plan Year.

     The amount of the deferral for each Plan Year may vary, but cash deferrals must be projected to be no less than $5,000 for any Plan Year. The amount to be deferred for a Plan Year will be deducted from the Participant's Compensation otherwise payable by IKON. In the case of deferrals from salary, such deferrals will be made in substantially equal installments.

     A Participant may specify the length of time for which receipt of cash and/or shares of IKON common stock may be deferred, provided that (i) the deferral period must extend at least until the January following the end of the calendar year in which the Compensation would otherwise have been paid but for the election to defer and (ii) distributions must commence no later than the January following the year in which the Participant attains age 60 or the January following the year in which the Participant retires or otherwise terminates employment with IKON, whichever is later. A Participant may elect to defer the distribution of benefits to a later date by providing written notice of such election to the Administrator by December 31 of the second year prior to the date on which benefits would otherwise have been paid; provided, however, that such election may be made only once with respect to the deferral pursuant to any Election Form.

     5. Investment Accounts. Amounts deferred by a Participant pursuant to Paragraph 4 will be credited to a cash deferral account and/or a stock deferral account established by IKON in the name of the Participant. A Participant's cash deferral account will be denominated in dollars and will be credited with earnings based on the performance of various investment alternatives selected by the Participant from among those made

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available by IKON from time to time.  A Participant's stock deferral account will initially be denominated solely in share units (representing the right to receive an equivalent number of shares of IKON common stock) and will be credited with additional share units to reflect cash dividends paid by IKON in respect of its common stock.

     With respect to shares deferred into a Participant's stock deferral account prior to January 1, 1997 (including shares of Unisource Worldwide, Inc. ("Unisource") common stock that were credited to the Participant's stock deferral account in connection with the December 31, 1996 spin-off distribution), a Participant may elect to convert some or all of the share units so that they will thereafter be denominated in dollars. To the extent that a Participant makes such an election, his stock deferral account will thereafter contain a separate sub-account, denominated in dollars. A Participant subject to IKON's Confidential Information and Security Trading Policy may make such a conversion election only during a trading window and the sub-account in the Participant's stock deferral account will be credited with an amount based on the value of IKON common stock or Unisource common stock, as the case may be, as of the following business day. A Participant who is not subject to IKON's Confidential Information and Security Trading Policy may make such a conversion election on or before the 25th of any month and the sub-account in the Participant's stock deferral account will be credited with an amount based on the value of IKON common stock or Unisource common stock, as the case may be, as of the last business day of such month. The sub-account in the Participant's stock deferral account will be credited with earnings based on the performance of various investment index alternatives selected by the Participant from among those made available by IKON from time to time.

     All amounts deferred into in a Participant's stock deferral account on or after January 1, 1997 must remain denominated in stock units and may not be converted to dollars at any time.

     A Participant may request a change in the allocation of his cash deferral account or the sub-account in his stock deferral account from among the various available alternatives once during any calendar month. Any such change requested by the 25th day of a month will become effective as of the first day of the next calendar month.

     6. Rabbi Trust. IKON intends to contribute all Participant deferrals of IKON common stock to a "rabbi trust" (the "Trust") to be established for this purpose. Assets held in the Trust will be subject to the claims of creditors of IKON.

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         The Trust shall be deemed to be the owner of all shares held in the
Trust for corporate law purposes. The trustee of the Trust (the "Trustee") shall retain all incidents of ownership in any shares held in the Trust, including the right to vote such shares and to receive dividends paid in respect of such shares. The Trustee may, but is not obligated to, reinvest any cash dividends received in respect of shares of IKON common stock held in the Trust to purchase additional shares of IKON common stock.

     7. Vesting. A Participant shall be immediately vested in all amounts deferred hereunder.

     8. Amount and Timing of Payments. Except as otherwise provided in Paragraphs 9 and 10, amounts to which a Participant is entitled under the Plan shall be paid to him in a lump sum in January of the year specified in his Election Form, valued as of the end of the preceding Plan Year. Alternatively, if the Participant so elects, distributions may be made in substantially equal annual installments over a period not to exceed ten years, beginning in January of the year specified in the Participant's Election Form. All distributions from the Trust shall be made (i) in shares of IKON common stock (or Unisource common stock, as the case may be) for the stock units credited to the account, unless the Participant elects, subject to the approval of the Plan Administrator, to receive such distribution(s) in cash, and (ii) in cash for all other items credited to the account.

     9. Death. Notwithstanding any contrary election in a Participant's Election Form, if a Participant dies before receiving full payment of all amounts to which he is entitled under the Plan, the beneficiary or beneficiaries designated by the Participant in his Election Form shall receive the balance in the Participant's cash deferral account and stock deferral account (valued as of the end of the calendar month in which the Participant dies), in a lump sum payment, as soon as administratively practicable following the Participant's date of death. Distributions from a Participant's stock deferral account will be made (i) in shares of stock (and cash in lieu of fractional shares) for the stock units credited to the account, unless the beneficiary elects, subject to the approval of the Administrator, to have the distribution paid in cash, and
(ii) in cash for all other items credited to the account.

     10. Termination of Employment. Notwithstanding any contrary election in a Participant's Election Form, if a Participant terminates employment with IKON, he shall receive the balance in his cash deferral account and stock deferral account (valued as of the end of the Plan Year in which the Participant's employment terminates), in a lump sum payment, in January of the year following his employment termination date. Distributions from a participant's stock deferral account will be made (i) in

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shares of stock (and cash in lieu of fractional shares) for the stock units credited to the account, unless the Participant elects, subject to the approval of the Administrator, to have the distribution paid in cash, and (ii) in cash for all other items credited to the account. For purposes of this Paragraph 10, a Participant will not be treated as having terminated employment with IKON if he continues to be an employee of Unisource.

     11. Beneficiary Designation. A Participant shall designate in his Election Form the beneficiary or beneficiaries, who shall, in the event of his death, receive the payments to which the Participant would otherwise have been entitled. This designation may be amended in writing and filed with the Administrator from time to time by the Participant. In the event that there is no effective beneficiary designation when such amounts are payable, payment shall be made to the members of the first surviving class of the Participant in the following priority:

          (a)  spouse;

          (b) the living children (including adopted children) in equal amounts;

          (c)  estate.

     12. Incapacity of Recipient. Any payment required to be made under the Plan to a person who is under a legal disability may be made to or for the benefit of such person in such of the following ways as the Administrator shall determine:

          (a) to such person;

          (b) to the legal representatives of such person;

          (c) to a near relative of such person to be used for his benefit; or

          (d) to pay the expenses of support, maintenance or education of such person.

     The Administrator shall not be required to see to the application by any third party of payments made pursuant to this Paragraph 12.

     13. Responsibility for Payment. All amounts payable under the Plan shall be paid by IKON. IKON may, in its sole discretion, determine the manner in which it shall finance its obligation to pay such amounts.

     14. Non-Assignment. Except as hereinafter provided with respect to marital or family support disputes, no amount payable

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under the Plan shall be subject to assignment, transfer, sale, pledge, encumbrance, alienation or charge by the Participant or any beneficiary. Any attempt to assign, transfer, sell, pledge, encumber, alienate or charge any amount hereunder shall be without effect. In cases of marital or family support disputes, the Administrator will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation in the Plan, the Participant shall agree to hold IKON harmless from any claim that arises out of obeying an order of any state or federal court with respect to marital or family support disputes, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

     15. Unsecured Obligation. Other than the assets contributed to the Trust pursuant to Paragraph 6, IKON shall not segregate or physically set aside any funds or assets as a result of this Plan. Neither a Participant, nor his beneficiary, nor any other person shall be deemed to have, pursuant to this Plan, any property interest, legal or equitable, in any specific asset of IKON or any specific asset in the Trust. To the extent that any person acquires any right to receive payments under this Plan or an Election Form, such right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of IKON.

     16. Administration. The Plan shall be administered by a Committee selected from time to time by the Board of Directors of IKON (the "Committee"). The Committee shall select an Administrator from time to time to administer the Plan under the general policy guidance of the Committee. The Administrator shall be one or more persons who shall be responsible for:

          (a) maintaining any records necessary in connection with the Plan;

          (b) making calculations under the Plan;

          (c) interpreting the provisions of the Plan; and

          (d) otherwise administering the Plan in accordance with its terms.

     17. Claims Procedures. At any time the Administrator makes a determination adverse to a Participant or beneficiary with respect to a claim for payment or participation under the Plan, the Administrator shall notify the claimant in writing of such determination, setting forth:

          (a) the specific reason for such determination;

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          (b) a reference to the specific provision or provisions of the Plan on which such determination is based;

          (c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required; and

          (d) an explanation of the rights and procedures set forth in this Paragraph 17.

     A person who receives notice of an adverse determination by the Administrator with respect to a claim may request, within 60 days of receipt of such notice, that the Committee review the Administrator's determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Committee. The Committee shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing and shall set forth the specific reasons for the decision reached and the specific provisions of the Plan on which the decision is based. A copy of the ruling shall be forwarded to the claimant.

     18. Employee Benefit Plans. This Plan shall not in any way affect a Participant's right to participate in any pension, profit-sharing, incentive, thrift, group health insurance, stock option, termination pay or similar plan of IKON, which is now in effect or may hereafter be adopted, to the extent that the Participant is entitled to participate under the applicable terms and provisions of such plan, except that the amounts deferred herein shall not be included in determining a Participant's benefits under any retirement plans qualified under section 401(a) of the Internal Revenue Code. Deferrals under this Plan will be included as compensation for purposes of calculating the level of contributions under IKON's Partners' Stock Purchase Plan.

     19. Amendment. The Board of Directors of IKON shall have the power to amend this Plan at any time; provided, however, that, except as set forth in Paragraphs 20, 21 and 22, no amendment or termination of the Plan shall have a material adverse effect upon a Participant unless he consents to such amendment or termination in writing.

     20. Termination. This Plan shall remain in effect until terminated by the Board of Directors of IKON. The Board of Directors of IKON shall have the right to terminate the Plan in whole or in part, for any reason, including pursuant to a determination that proposed or pending tax law changes or other events cause, or are likely in the future to cause, the Plan to

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have an adverse financial impact upon IKON.  In such event, IKON shall have no liability or obligation under the Plan or the Participant's Election Form (or any other document), provided that IKON distributes to each Participant, in a lump sum payment, the balance in his cash deferral account and stock deferral account, valued as of the end of the month in which such termination occurs. Distributions from a Participant's stock deferral account will be made (i) in shares of IKON common stock (and cash in lieu of fractional shares) for stock units credited to the account, unless the Participant elects, subject to the approval of the Plan Administrator, to receive such distribution in cash, and
(ii) in cash for all other items credited to the account.

     21. Acceleration. IKON shall have the right at any time to cause the payment of all amounts thereafter due to a Participant to be paid in a single lump sum or in such other accelerated manner as IKON shall deem appropriate.
The amount of any lump sum payment shall be the value of a Participant's cash deferral account and stock deferral account, valued as of the end of the month following IKON's determination to accelerate payments. If IKON accelerates payment to more than 70% of all Participants pursuant to this provision, it must accelerate payment to all Participants under the Plan in a comparable manner.

     22. Change in Control. In the event of a Change in Control (as defined below), the Plan shall terminate, and the Participant shall receive, in a lump sum payment, the balance in his cash deferral account and stock deferral account, valued as of the end of the month in which such Change in Control occurs. Distributions from a Participant's stock deferral account will be made in (i) shares of stock (and cash in lieu of fractional shares) for stock units credited to the account, unless the Participant elects, subject to the approval of the Plan Administrator, to receive such distribution in cash, and (ii) in cash for all other items credited to the account.

          For purposes of this Plan, the term "Change in Control" shall mean any of the following events:

               (A) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of IKON common stock; or

               (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on September 30, 1997, constituted the Board and any new director whose appointment or election by the Board or nomination for election by IKON's shareholders was

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approved by a vote of at least a majority of the directors then still in office who either were directors on September 30, 1997 or whose appointment, election or nomination for election was previously so approved; or

               (C) IKON consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of IKON), or any other Person consolidates with, or merges with or into, IKON, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

               (D) a transaction or series of transactions in which, directly or indirectly, IKON shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of IKON and its subsidiaries (taken as a whole) to any other Person or group of Persons.

          Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of IKON common stock immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of IKON immediately following such transaction or series of transactions.

          The term "Person" in the foregoing definition shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) IKON or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act),
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of IKON or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of IKON in substantially the same proportions as their ownership of IKON stock.

     23.  Miscellaneous.

          (a) The existence of this Plan and the Elections Forms hereunder, and any actions undertaken pursuant hereto, shall not confer upon the Participant any right to continued employment by IKON.

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          (b)  This Plan shall be administered under and in accordance with the laws of the Commonwealth of Pennsylvania, in which IKON's principal place of business is located.

          (c) The terms of this Plan and the Election Forms and other documents executed in accordance herewith shall be binding upon IKON, its successors and assigns, and each Participant, his heirs and legal representatives.

          (d) Any taxes imposed on a Participant shall be the sole responsibility of the Participant. IKON shall have the right to deduct from any amounts payable under the Plan any federal, state or local taxes required to be deducted or withheld from such payments.

          (e) No expenses of administering the Plan shall be charged against the Participants or any payments made hereunder, except that IKON may, in its discretion, allocate certain taxes to the accounts of Participants.

          (f) As used herein, the singular shall include the plural, the masculine shall include the feminine, and vice versa.

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